UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

VAALCO ENERGY, INC.

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FOR IMMEDIATE RELEASE

VAALCO ENERGY REVIEWS BOARD’S RECORD OF SUPERIOR OPERATING,

FINANCIAL AND STOCK PRICE PERFORMANCE IN INVESTOR PRESENTATION

Reviews Risks Associated with Nanes Delorme Partners, Pilatus Energy and Their Nominees

Urges Stockholders to Support VAALCO’s Board by Voting the WHITE Proxy Card Today

HOUSTON, TEXAS – May 22, 2008 – VAALCO Energy, Inc. (NYSE: EGY) today announced that it has filed an investor presentation with the Securities and Exchange Commission in connection with the Company’s 2008 Annual Meeting of Stockholders, which is scheduled for June 4, 2008. The investor presentation is available in the “Latest News” section of the Company’s website at http://www.vaalco.com/ or at the SEC’s website at www.sec.gov.

The presentation includes data and facts that VAALCO believes demonstrate that:

•	VAALCO’s Board has an exceptional track record and expertise, including superior stock price, operating and financial performance:
–	503% cumulative stockholder return over the last 5 years[1]
–	Stock price appreciation that has outperformed VAALCO’s peer group[2] over each of the last 6-month, 1-year, 3-year and 5-year periods
–	31% 5-year average ROIC (among top 5% of the oil & gas industry)
–	66% revenue CAGR over the last 5 years (#1 among peers)
–	81% EBITDA CAGR over the last 5 years (#2 among peers)
–	82% success rate in exploration drilling since 1998, when Etame drilling began (among the best in the industry)
–	100% success rate in the drilling and completion of development wells since 1998 (among the best in the industry)
–	50% increase in production since 2002
•	VAALCO’s current exploration program represents the highest level of exploration and development in the Company’s history
•	Nanes Delorme Partners’ arguments rest on a variety of incorrect assertions
•	Even one of Nanes Delorme Partners’ and Pilatus Energy’s nominees is bad for VAALCO stockholders because:
–	Nanes Delorme Partners and Pilatus Energy have significant conflicts of interest
–	Nanes Delorme Partners and Pilatus Energy offer no substantive ideas other than a sale or break-up of the Company
–	Nanes Delorme Partners’ and Pilatus Energy’s nominees add no significant skills or experience
•	VAALCO’s nominees are the right choice to help support continued value creation

“VAALCO’s Board has driven superior operating, financial and stock price performance. Importantly, we are also well-positioned to build on the exceptional track record that VAALCO’s Board and management have established,” said Robert L. Gerry, III, VAALCO’s Chairman and CEO. “We believe that allowing even one of Nanes Delorme Partners’ and Pilatus Energy’s nominees onto VAALCO’s Board would risk stockholder value and the future of VAALCO. We urge stockholders to protect their investment by voting on the white proxy card today and discarding any materials they receive from Nanes Delorme Partners and Pilatus Energy.”

1 As of May 16, 2008

2 Peer group as defined by the independent governance and proxy advisory firm RiskMetrics (ISS)

VAALCO’s Board unanimously recommends stockholders vote “FOR” all three of the Company’s highly qualified and experienced directors – William S. Farish, Arne R. Nielsen and W. Russell Scheirman – by signing, dating and returning the WHITE proxy card.

VAALCO stockholders who have questions or need assistance voting their WHITE proxy card should contact D.F. King & Co., which is assisting the Company in this matter, toll-free at 800-901-0068 or collect at 212-269-5550.

Important Information

In connection with this solicitation of proxies, VAALCO filed with the SEC definitive proxy materials (the “Proxy Materials”). The Proxy Materials contain important information about VAALCO, the 2008 Annual Stockholders Meeting, and our nominees and other directors in the solicitation. VAALCO’s stockholders are urged to read the Proxy Materials carefully. Stockholders may obtain additional free copies of the Proxy Materials and other relevant documents filed with the SEC by VAALCO through the website maintained by the SEC at www.sec.gov. The Proxy Materials and other relevant documents may also be obtained free of charge from VAALCO at VAALCO Energy, Inc., 4600 Post Oak Place, Suite 309, Houston, Texas 77027; or by phone at (713) 623-0801. The Proxy Materials are also available on VAALCO’s website at www.vaalco.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Materials or this press release.

Forward-Looking Statements

This document includes “forward-looking statements” as defined by the U.S. securities laws. Forward-looking statements are those concerning VAALCO’s plans, expectations, and objectives for future drilling, completion and other operations and activities. All statements included in this document that address activities, events or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include future production rates, completion and production timetables and costs to complete well. These statements are based on assumptions made by VAALCO based on its experience perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control. These risks include, but are not limited to, inflation, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign operational risks and regulatory changes. Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. These risks are further described in VAALCO’s annual report on Form 10-K for the year ended December 31, 2007 and other reports filed with the SEC which can be reviewed at http://www.sec.gov, or which can be received by contacting VAALCO at 4600 Post Oak Place, Suite 309, Houston, Texas 77027, (713) 623-0801.

The Securities and Exchange Commission generally permits oil and gas companies, in filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. In this letter, we describe volumes of oil that we believe may be discovered in the future through our existing exploration program. These amounts are not proved reserves as defined by the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by VAALCO.

About VAALCO

VAALCO Energy, Inc. is a Houston based independent energy company principally engaged in the acquisition, exploration, development and production of crude oil. VAALCO’s strategy is to increase reserves and production through the exploration of oil and natural gas properties with high emphasis on international opportunities. The Company’s properties and exploration acreage are located primarily in Gabon and Angola, West Africa.

Investor Contact W. Russell Scheirman 713-623-0801	Media Contact Andrew Brimmer / Barrett Golden Joele Frank, Wilkinson Brimmer Katcher 212-355-4449